Exhibit 99.1

The Steak n Shake Company and Western Sizzlin Corporation Announce Intent to Merge

INDIANAPOLIS and ROANOKE, Va., Aug. 13 /PRNewswire-FirstCall/ -- The Steak n Shake Company (“SNS”) (NYSE: SNS), and Western Sizzlin Corporation (“Western”) (Nasdaq: WEST), today jointly announced the execution of a non-binding Letter of Intent relating to a proposed merger of Western into a wholly-owned subsidiary of SNS.  The Letter of Intent was negotiated between special committees of the boards of directors of both companies both of which were composed entirely of independent directors.

(Logo:  http://www.newscom.com/cgi-bin/prnh/20000606/STEAKLOGO )

The Letter of Intent contemplates that on or prior to closing Western will distribute to its stockholders all of the SNS shares beneficially owned by Western. Further, under the terms of the Letter of Intent, the consideration payable to Western’s stockholders will be based on a net transaction valuation of approximately $22,959,000.00. At closing, each share of Western’s common stock would be converted into the right to receive an amount equal to approximately $8.11 in the principal amount of debentures issued by SNS.  It is anticipated that the SNS debentures will have a term of five (5) years, will bear interest at the rate of 14 percent per annum and will be pre-payable without penalty at the option of SNS after one (1) year from the date of issuance.

The closing of the transaction is subject to certain conditions, including negotiation and execution of definitive documentation and the satisfactory completion of the parties’ due diligence. In addition to definitive documentation, the consummation of a transaction would be subject to final approval by the parties' boards of directors and approval by Western’s stockholders, and the satisfaction of any conditions to closing set forth in the definitive documentation. There can be no assurance that a merger will be consummated or, if consummated, that the terms set forth in the definitive documentation will be consistent with the current expectations of SNS and Western, as contemplated by the terms of the letter of intent.

ABOUT THE STEAK N SHAKE COMPANY

Steak n Shake is a holding company.  Its primary restaurant operation is conducted through Steak n Shake Operations Inc.  The Steak n Shake restaurant chain, founded in 1934, is a classic American brand serving premium burgers and milkshakes through its chain of 486 restaurants.

ABOUT WESTERN SIZZLIN CORPORATION

Western Sizzlin Corporation is a holding company which owns a number of subsidiaries, with its primary business activities conducted through Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc, which franchise and operate restaurants.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are intended to be covered by the safe harbors created thereby.  These statements are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here.  Steak n Shake and Western Sizzlin caution readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations.  Neither company undertakes to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.  Further information concerning the types of factors that could impact the companies’ businesses can be found in their filings with the United States Securities and Exchange Commission.

ADDITIONAL INFORMATION CONCERNING THE TRANSACTION

If a definitive agreement is reached with respect to the transaction outlined in the Letter of Intent, SNS plans to file a registration statement with the SEC with respect to the debentures and Western plans to file a proxy statement with the SEC with respect to a special meeting of stockholders.  Stockholders of the companies are urged to read the registration statement and proxy statement carefully when they become available because they will contain important information about SNS, Western, the transaction and related matters.  Stockholders will be able to obtain free copies of the registration statement and proxy statement and other documents filed with the SEC through the SEC's web site at www.sec.gov.  In addition, stockholders will be able to obtain free copies of the registration statement and proxy statement from SNS and Western, as applicable.

PARTICIPANTS IN THE SOLICITATION

Western and its directors and officers may be deemed to be participants in the solicitation of proxies to Western’s stockholders in connection with a proposed merger and related transactions involving Western and SNS.  A list of the names of those directors and officers and a description of their interests in Western is contained in Western’s definitive proxy statement on Schedule 14A with respect to its 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 15, 2009, and will also be contained in Western’s proxy statement relating to a proposed merger when it becomes available.  Western’s stockholders may obtain additional information about the direct and indirect interests of the participants in the acquisition, by security holdings or otherwise, by reading Western’s proxy statement and other materials to be filed with the SEC when such information becomes available.

CONTACT:  Robyn B. Mabe, Chief Financial Officer, Western Sizzlin Corp., +1-540-345-3195

      Duane Geiger, Interim Chief Financial Officer,Steak n Shake, +1-317-633-4100